Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of The Student Loan Corporation (the “Company”) for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Yiannis Zographakis, as Chief Executive Officer of the Company, and Steven Gorey, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ YIANNIS ZOGRAPHAKIS

Yiannis Zographakis Chief Executive Officer March 24, 2003

/s/ STEVEN J. GOREY

Steven J. Gorey Chief Financial Officer March 24, 2003

This certification accompanies each Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.